UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2007

Commission File Number 0-14112

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-1128385 (I.R.S. Employer Identification Number)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(417) 235-6652
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
ڤ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ڤ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ڤ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ڤ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2007, the Board of Directors voted to appoint Chief Executive Officer John F. Prim to the Board, effective immediately.  Mr. Prim was appointed to fill the vacant seat on the Board caused by the death of founder Jack Henry in April of this year.

Jack Prim, age 52, has served as Chief Executive Officer of the Company since July 1, 2004.  He previously served as President from January 2003 to July 2004 and as Chief Operating Officer from July 2001 to January 2003.  Mr. Prim joined the Company in 1995 as part of the Company's acquisition of the Liberty division of Broadway & Seymour, Inc. and he has previously served as General Manager of the Company's E-Services and Outlink Services Divisions.

Additional information regarding Mr. Prim is detailed in the Company's press release dated August 1, 2007, the text of which is attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits
(d)	Exhibits

	99.1	Press release dated August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date: August 1, 2007	By: /s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer